Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cornerstone Bancorp, Inc. (the “Company”) on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Merrill J. Forgotson, Chief Executive Officer of the Company, and Ernest J. Verrico, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ MERRILL J. FORGOTSON	/s/ ERNEST J. VERRICo
Merrill J. Forgotson	Ernest J. Verrico
Chief Executive Officer	Chief Financial Officer

March 23, 2005	March 23, 2005